Exhibit 99.1

PREFORMED LINE PRODUCTS ANNOUNCES SECOND QUARTER 2024 FINANCIAL RESULTS

CLEVELAND, OHIO – July 31, 2024 - Preformed Line Products Company (NASDAQ: PLPC) today reported financial results for its second quarter of 2024.

Net sales in the second quarter of 2024 were $138.7 million compared to $181.8 million in the second quarter of 2023, a 24% decrease. The decrease in sales is a continuation of the slowdown in spending in the communications end market. Foreign currency translation reduced second quarter 2024 net sales by $1.1 million.

Net income for the quarter ended June 30, 2024, was $9.4 million, or $1.89 per diluted share, compared to $20.5 million, or $4.08 per diluted share, for the comparable period in 2023. The second quarter of 2024 net income was impacted by decreased gross profit from lower sales levels, similar to our Q1 2024 results, partially offset by lower period expenses, lower interest expense and reduced income tax expense. Gross profit as a percentage of net sales was 31.9% for the second quarter of 2024, a decrease of 460 basis points versus the same quarter in 2023.

Net sales decreased 23% to $279.6 million for the first six months of 2024 compared to $363.6 million for the first six months of 2023. The year-over-year decline in sales is due primarily to the slowdown in spending and inventory de-stocking within the communications end market. Foreign currency translation rates reduced net sales by $0.3 million for the six months ended June 30, 2024.

Net income for the six months ended June 30, 2024 was $19.0 million, or $3.83 per diluted share, compared to $41.9 million, or $8.35 per diluted share, for the comparable period in 2023. YTD June 30, 2024 net income was impacted by decreased gross profit resulting from the decrease in sales which was partially offset by lower period expenses, lower interest expense and reduced income tax expense.

Rob Ruhlman, Executive Chairman, said, “The decline in net sales continues to be primarily related to the softness in the communications end market, caused primarily by a reduction in deployment due to higher borrowing costs, a delay in BEAD stimulus funding and continued inventory de-stocking to re-align customer inventory levels with current manufacturing lead times. Our cost reduction activities implemented in 2023 have helped us maintain solid financial results during this expected temporary slow-down within our end markets. We remain optimistic about the prospects of the markets that we serve and will continue our investment in new product development, streamlining our manufacturing operations and expanding our customer service portfolio. These actions, along with our continued strong liquidity, will allow us to take advantage of favorable market conditions when they return. Our current focus is unchanged: provide our customers with the high-quality products and timely service they have come to expect from PLP.”

FORWARD-LOOKING STATEMENTS

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding the Company, including those statements regarding the Company’s and management’s beliefs and expectations concerning the Company’s future performance or anticipated financial results, among others. Except for historical information, the matters discussed in this release are forward-looking statements that involve risks and uncertainties which may cause results to differ materially from those set forth in those statements. Among other things, factors that could cause actual results to differ materially from those expressed in such forward-looking statements include the uncertainty in global business conditions and the economy due to factors such as inflation, rising interest rates, labor disruptions, military conflict, political instability, exchange rates and lingering effects of COVID-19, the strength of demand and availability of funding for the Company’s products and the mix of products sold, the relative degree of competitive and customer price pressure on the Company’s products, the cost, availability and quality of raw materials required for the manufacture of products, opportunities for business growth through acquisitions and the ability to successfully integrate any acquired businesses, changes in regulations and tax rates, security breaches, litigation and claims and the Company’s ability to continue to develop proprietary technology and maintain high-quality products and customer service to meet or exceed new industry performance standards and individual customer expectations, and other factors described under the headings “Forward-Looking Statements” and “Risk Factors” in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on March 8, 2024 and subsequent filings with the SEC. The Annual Report on Form 10-K and the Company’s other filings with the SEC can be found on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

ABOUT PLP

PLP protects the world’s most critical connections by creating stronger and more reliable networks. The company’s precision-engineered solutions are trusted by energy and communications providers worldwide to perform better and last longer. With locations in 20 countries, PLP works as a united global corporation, delivering high-quality products and unparalleled service to customers around the world.

MEDIA RELATIONS INVESTOR RELATIONS

JOSH NELSON ANDREW S. KLAUS

MANAGER, MARKETING COMMUNICATIONS CHIEF FINANCIAL OFFICER

+1 440 473 9120 +1 440 473 9246

JOSH.NELSON@PLP.COM ANDY.KLAUS@PLP.COM

PREFORMED LINE PRODUCTS COMPANY

CONSOLIDATED BALANCE SHEETS

	June 30, 2024	December 31, 2023
(Thousands of dollars, except share and per share data)	(Unaudited)
ASSETS
Cash, cash equivalents and restricted cash	$47,424	$53,607
Accounts receivable, net	101,460	106,892
Inventories, net	141,812	148,814
Prepaid expenses	7,394	8,246
Other current assets	6,983	7,256
TOTAL CURRENT ASSETS	305,073	324,815
Property, plant and equipment, net	200,441	207,892
Goodwill	27,901	29,497
Other intangible assets, net	11,059	12,981
Deferred income taxes	7,721	7,109
Other assets	20,392	20,857
TOTAL ASSETS	$572,587	$603,151
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade accounts payable	$42,945	$37,788
Notes payable to banks	6,938	6,968
Current portion of long-term debt	2,812	6,486
Accrued compensation and other benefits	24,398	28,018
Accrued expenses and other liabilities	26,891	32,057
TOTAL CURRENT LIABILITIES	103,984	111,317
Long-term debt, less current portion	28,820	48,796
Other noncurrent liabilities and deferred income taxes	23,565	26,882
SHAREHOLDERS' EQUITY
Common shares – $2 par value per share, 15,000,000 shares authorized, 4,913,496 and 4,908,413 issued and outstanding, at June 30, 2024 and December 31, 2023	13,711	13,607
Common shares issued to rabbi trust, 238,787 and 243,118 shares at June 30, 2024 and December 31, 2023, respectively	(10,233)	(10,183)
Deferred compensation liability	10,233	10,183
Paid-in capital	62,361	60,958
Retained earnings	537,079	520,154
Treasury shares, at cost, 1,941,690 and 1,894,419 shares at June 30, 2024 and December 31, 2023, respectively	(124,269)	(118,249)
Accumulated other comprehensive loss	(72,664)	(60,306)
TOTAL PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS' EQUITY	416,218	416,164
Noncontrolling interest	-	(8)
TOTAL SHAREHOLDERS' EQUITY	416,218	416,156
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$572,587	$603,151

PREFORMED LINE PRODUCTS COMPANY

STATEMENTS OF CONSOLIDATED INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
(Thousands of dollars, except per share data)
Net sales	$138,720	$181,813	$279,625	$363,637
Cost of products sold	94,447	115,486	191,220	231,026
GROSS PROFIT	44,273	66,327	88,405	132,611
Costs and expenses
Selling	11,928	13,013	23,828	25,401
General and administrative	15,250	18,220	31,858	36,830
Research and engineering	5,358	5,760	10,789	10,953
Other operating expense, net	445	1,186	(921)	2,298
	32,981	38,179	65,554	75,482
OPERATING INCOME	11,292	28,148	22,851	57,129
Other (expense) income
Interest income	346	419	1,318	723
Interest expense	(568)	(1,134)	(1,276)	(2,199)
Other income, net	91	108	126	147
	(131)	(607)	168	(1,329)
INCOME BEFORE INCOME TAXES	11,161	27,541	23,019	55,800
Income tax expense	1,794	7,077	4,049	13,917
NET INCOME	$9,367	$20,464	$18,970	$41,883
Net income attributable to noncontrolling interests	(1)	8	(8)	(13)
NET INCOME ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS	$9,366	$20,472	$18,962	$41,870
AVERAGE NUMBER OF SHARES OF COMMON STOCK OUTSTANDING:
Basic	4,915	4,944	4,915	4,940
Diluted	4,964	5,024	4,955	5,013
EARNINGS PER SHARE OF COMMON STOCK ATTRIBUTABLE TO PREFORMED LINE PRODUCTS COMPANY SHAREHOLDERS:
Basic	$1.91	$4.14	$3.86	$8.48
Diluted	$1.89	$4.08	$3.83	$8.35

Cash dividends declared per share	$0.20	$0.20	$0.40	$0.40